Exhibit 99.1
Granite Ridge Resources Inc. Reports First-Quarter 2023 Results
and Provides Updated Outlook for 2023
Dallas, Texas, May 11, 2023 – Granite Ridge Resources Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today reported financial and operating results for the first quarter 2023 and provided an updated outlook for 2023.
First Quarter 2023 Highlights
•Grew production 46% to 23,167 barrels of oil equivalent (“Boe”) per day (46% oil), from 15,826 Boe per day for the first quarter of 2022.
•Reported net income of $36.9 million, or $0.28 per share, versus $32.4 million, or $0.24 per share, for the prior year period. First quarter adjusted net income (non-GAAP) totaled $27.4 million, or $0.21 per share.
•Generated $70.7 million of adjusted EBITDAX (non-GAAP).
•Deployed $126.2 million of capital during the quarter, including $16.7 million of opportunity capture.
•Placed 5.91 net wells online.
•Declared dividend of $0.11 per share of common stock.
•Ended the first quarter of 2023 with liquidity of $135.9 million.
2023 Outlook Updates
•Increased full year 2023 midpoint production to 22,000 Boe per day; now expecting to generate 11% midpoint annual production volume growth as compared to the full year 2022.
•Increased the midpoint of development capital expenditures for full year 2023 by $25 million; now planning $275 million to $305 million of total capital expenditures, including $45 million of identified opportunity capture and proved property acquisitions.
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.

Luke Brandenberg, President and CEO of Granite Ridge, commented, “Our first quarter results mark a solid start to 2023. Our targeted and diversified asset base located in key oil and gas prolific-producing regions across the U.S. places us in a strong position for continued success as we capitalize on the positive industry fundamentals we see in front of us. Supporting our efforts to prudently grow the business is our conservative use of leverage and well-honed acquisition strategy. This includes the development of deep local relationships that allow us to execute on a collective number of small to mid-size acquisition opportunities that result in outsized returns for our investors. We will continue to evaluate and execute transactions that are in the best interest of all of our shareholders, and we appreciate the continued and long-term support of our collective stakeholder base as we continue to execute on our well-defined growth strategy.

“As we look to the remainder of 2023, our focus remains on investing in our targeted capital investment program designed to capitalize on the highest risk-adjusted rate-of-return opportunities in our deep inventory of prospects while also working closely with our operators in their efforts to drive further efficiencies in their business. We are pleased to be partners with a collective group of operators that are squarely focused on promoting best-in-class safety in their operations and maximizing production and returns.”
First Quarter 2023 Summary
First quarter 2023 oil production volumes totaled 10,722 barrels (“Bbls”) per day, a 25% increase from the fist quarter of 2022. Natural gas production for the first quarter of 2023 totaled 74,667 thousand cubic feet of natural gas (“Mcf”) per day, a 71% increase from the first quarter of 2022. As a result, the Company’s total production for the first quarter of 2023 grew 46% from the first quarter of the prior year to 23,167 Boe per day.

Net income for the first quarter of 2023 was $36.9 million, or $0.28 per diluted share. Excluding non-cash and special items, the first quarter 2023 adjusted net income (non-GAAP) was $27.4 million, or $0.21 per diluted share. The Company’s average realized price for oil and natural gas for the first quarter of 2023, excluding the effect of commodity derivatives, was $76.14 per Bbl and $2.65 per Mcf, respectively.

Adjusted EBITDAX (non-GAAP) for the first quarter of 2023 totaled $70.7 million, compared to $69.7 million for the first quarter of 2022. First quarter of 2023 cash flow from operating activities was $81.5 million, including $11.9 million in working capital changes. Operating cash flow before working capital changes (non-GAAP) was $69.6 million. Costs incurred for development activities totaled $98.6 million for the first quarter of 2023.
Operational Activity
The table below provides a summary of gross and net wells completed and put on production for the first quarter 2023:

	Three Months Ended March 31, 2023
	Gross	Net
Permian	46	2.77
Eagle Ford	9	2.46
Bakken	10	0.56
Haynesville	0	0.00
DJ	13	0.12
Total	78	5.91

On March 31, 2023, the Company had 150 gross (16.3 net) wells in process.

Costs Incurred

The tables below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2023	2022
Property acquisition costs:
Proved	$17,989	$5,060
Unproved	9,630	457
Development costs	98,606	60,901
Total costs incurred for oil and natural gas properties	$126,225	$66,418

	Three Months Ended March 31,
(in thousands)	2023	2022
Opportunity capture (1)	$16,738	$10,100
Proved property acquisition costs	17,989	560
Development costs (excluding drilling carry)	91,498	55,758
Total costs incurred for oil and natural gas properties	$126,225	$66,418

(1) Includes costs to acquire additional development opportunities and undeveloped acreage acquisition.

Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Granite Ridge’s current derivatives positions.

Updated 2023 Guidance
The following table summarizes the Company’s updated operational and financial guidance for 2023.

	Original 2023 Guidance	Updated 2023 Guidance
Annual production (Boe per day)	20,500 - 22,500	21,000 - 23,000
Oil as a % of sales volumes	50%	49%

Opportunity capture and proved property acquisitions ($ in millions)	$45 - $45	$45 - $45
Development capital expenditures ($ in millions)	$215 - $225	$230 - $260
Total capital expenditures ($ in millions)	$260 - $270	$275 - $305

Net wells placed on production	18 - 20	19 - 21

Lease operating expenses (per Boe)	$6.50 - $7.50	$6.50 - $7.50
Production and ad valorem taxes (as a % of total sales)	7% - 8%	7% - 8%
Cash general and administrative expense ($ in millions)	$20 - $22	$20 - $22
Conference Call
Granite Ridge will host a conference call on May 12, 2023, at 10:00 AM CT (11:00 AM ET) to discuss its first quarter 2023 results. The telephone number and passcode to access the conference call are provided below:
Dial-in: (888) 660-6093
Intl. dial-in: (929) 203-0844
Participant Passcode: 4127559
To access the live webcast visit Granite Ridge’s website at www.graniteridge.com. Alternatively, an audio replay will be available through May 26, 2023. To access the audio replay dial (800) 770-2030 and enter confirmation code 4127559.
About Granite Ridge
Granite Ridge is a scaled, non-operated oil and gas exploration and production company. We own a portfolio of wells and top-tier acreage across the Permian and four other prolific unconventional basins across the United States. Rather than drill wells ourselves, we increase asset diversity and decrease overhead by investing in a smaller piece of a larger number of high-graded wells drilled by proven public and private operators. We create value by generating sustainable full-cycle risk adjusted returns for investors, offering a rewarding experience for our team, and delivering reliable energy solutions to all – safely and responsibly. For more information, visit Granite Ridge’s website at www.graniteridge.com.
Forward-Looking Statements and Cautionary Statements
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Granite Ridge’s 2023 outlook, dividend plans and practices, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to recognize the anticipated benefits of the business combination, Granite Ridge’s financial performance following the business combination, changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities or make acquisitions, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, legal and contractual limitations on the payment of dividends, limited liquidity and trading of Granite Ridge’s securities, acts of war or terrorism and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of the COVID-19 pandemic, or another major disease, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations, and increasing regulatory and investor emphasis on environmental, social and governance matters.
Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including adjusted net income, adjusted earnings per share, adjusted EBITDAX, operating cash flow before working capital changes and free cash flow.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.
INVESTOR RELATIONS AND MEDIA CONTACT: IR@GraniteRidge.com – (214) 396-2850

Granite Ridge Resources Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value and share data)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$10,930	$50,833
Revenue receivable	65,702	72,287
Advances to operators	19,855	8,908
Prepaid costs and other	2,239	4,203
Derivative assets - commodity derivatives	16,608	10,089
Total current assets	115,334	146,320
Property and equipment:
Oil and gas properties, successful efforts method	1,154,886	1,028,662
Accumulated depletion	(417,442)	(383,673)
Total property and equipment, net	737,444	644,989
Long-term assets:
Other long-term assets	3,305	3,468
Total long-term assets	3,305	3,468
Total assets	$856,083	$794,777
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$69,601	$62,180
Other liabilities	2,350	1,523
Derivative liabilities - commodity derivatives	13	431
Total current liabilities	71,964	64,134
Long-term liabilities:
Long-term debt	25,000	—
Derivative liabilities - common stock warrants	6,624	11,902
Asset retirement obligations	5,916	4,745
Deferred tax liability	101,522	91,592
Total long-term liabilities	139,062	108,239
Total liabilities	211,026	172,373
Stockholders' Equity:
Common stock, $0.0001 par value, 431,000,000 shares authorized, 133,477,494 and 133,294,897 issued at March 31, 2023 and December 31, 2022, respectively	13	13
Additional paid-in capital	592,578	590,232
Retained earnings	54,496	32,388
Treasury stock, at cost, 311,133 and 25,920 shares at March 31, 2023 and December 31, 2022, respectively	(2,030)	(229)
Total stockholders' equity	645,057	622,404
Total liabilities and stockholders' equity	$856,083	$794,777

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2023	2022
Revenues:
Oil and natural gas sales	$91,310	$93,850
Operating costs and expenses:
Lease operating expenses	13,772	8,412
Production and ad valorem taxes	5,717	5,175
Depletion and accretion expense	33,852	16,125
General and administrative (including non-cash stock-based compensation of 1,059 for the three months ended March 31, 2023)	8,579	2,774
Total operating costs and expenses	61,920	32,486
Net operating income	29,390	61,364
Other income (expense):
Gain (loss) on derivatives - commodity derivatives	13,323	(28,395)
Interest expense	(339)	(525)
Gain on derivatives - common stock warrants	5,278	—
Total other income (expense)	18,262	(28,920)
Income before income taxes	47,652	32,444
Income tax expense	10,786	—
Net income	$36,866	$32,444

Net income per share:
Basic	$0.28	$0.24
Diluted	$0.28	$0.24
Weighted-average number of shares outstanding:
Basic	133,002	132,923
Diluted	133,002	132,923

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2023	2022
Operating activities:
Net income	$36,866	$32,444
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and accretion expense	33,852	16,125
(Gain) loss on derivatives - commodity derivatives	(13,323)	28,395
Net cash receipts from (payments on) commodity derivatives	6,386	(7,775)
Stock-based compensation	1,059	—
Amortization of deferred financing costs	163	10
Gain on derivatives - common stock warrants	(5,278)	—
Deferred income taxes	9,964	—
Other	(137)	—
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Revenue receivable	6,433	(14,019)
Accrued expenses	4,609	670
Prepaid and other expenses	65	53
Other payable	815	161
Net cash provided by operating activities	81,474	56,064
Investing activities:
Capital expenditures for oil and natural gas properties	(105,556)	(39,836)
Acquisition of oil and natural gas properties	(24,370)	(5,517)
Refund of advances to operators	—	750
Proceeds from the disposal of oil and natural gas properties	—	748
Net cash used in investing activities	(129,926)	(43,855)
Financing activities:
Proceeds from borrowing on credit facilities	25,000	5,000
Repayments of borrowing on credit facilities	—	(9,400)
Cash contributions	—	84
Payment of expenses related to formation of Granite Ridge Resources, Inc.	(43)	—
Purchase of treasury shares	(1,768)	—
Payment of dividends	(14,640)	—
Net cash provided by (used in) financing activities	8,549	(4,316)

Net change in cash and restricted cash	(39,903)	7,893
Cash and restricted cash at beginning of period	51,133	12,154
Cash and restricted cash at end of period	$11,230	$20,047

Supplemental disclosure of non-cash investing activities:
Oil and natural gas property development costs in accrued expenses	$3,412	$10,413
Advances to operators applied to development of oil and natural gas properties	$26,299	$21,910
Cash and restricted cash:
Cash	$10,930	$19,747
Restricted cash included in other long-term assets	300	300
Cash and restricted cash	$11,230	$20,047

Granite Ridge Resources Inc.
Summary Production and Price Data
The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three months ended March 31,
	2023	2022
Net Sales (in thousands):
Oil sales	$73,475	$72,586
Natural gas sales	17,835	21,264
Total revenues	91,310	93,850

Net Production:
Oil (MBbl)	965	771
Natural gas (MMcf)	6,720	3,920
Total (MBoe)(1)	2,085	1,424
Average Daily Production:
Oil (Bbl)	10,722	8,567
Natural gas (Mcf)	74,667	43,556
Total (Boe)(1)	23,167	15,826

Average Sales Prices:
Oil (per Bbl)	$76.14	$94.15
Effect of gain (loss) on settled oil derivatives on average price (per Bbl)	2.02	(8.38)
Oil net of settled oil derivatives (per Bbl) (2)	78.16	85.77

Natural gas sales (per Mcf)	2.65	5.42
Effect of gain (loss) on settled natural gas derivatives on average price (per Mcf)	0.66	(0.33)
Natural gas sales net of settled natural gas derivatives (per Mcf) (2)	3.31	5.09

Realized price on a Boe basis excluding settled commodity derivatives	43.79	65.89
Effect of gain (loss) on settled commodity derivatives on average price (per Boe)	3.06	(5.46)
Realized price on a Boe basis including settled commodity derivatives (2)	46.85	60.43

Operating Expenses (in thousands):
Lease operating expenses	$13,772	$8,412
Production and ad valorem taxes	5,717	5,175
Depletion and accretion expense	33,852	16,125
General and administrative	8,579	2,774
Costs and Expenses (per Boe):
Lease operating expenses	$6.61	$5.91
Production and ad valorem taxes	2.74	3.63
Depletion and accretion	16.24	11.32
General and administrative	4.11	1.95

Net Producing Wells at Period-End:	152.18	122.22
(1)Natural gas is converted to Boe using the ratio of one barrel of oil to six Mcf of natural gas.
(2)The presentation of realized prices including settled commodity derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in our condensed consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Granite Ridge Resources Inc.
Derivatives Information
The table below provides data associated with the Company’s derivatives at May 11, 2023, for the periods indicated:

	2023				2024	2025
	Second Quarter	Third Quarter	Fourth Quarter	Total	Total	Total
Producer 3-way (oil)
Volume (Bbl)	340,263	228,659	208,488	777,410	—	—
Weighted-average sub-floor price ($/Bbl)	$62.22	$60.42	$60.43	$61.21	$—	$—
Weighted-average floor price ($/Bbl)	$77.89	$79.25	$80.00	$78.86	$—	$—
Weighted-average ceiling price ($/Bbl)	$99.23	$100.61	$101.92	$100.36	$—	$—
Collar (oil)
Volume (Bbl)	18,648	48,618	29,304	96,570	486,846	—
Weighted-average floor price ($/Bbl)	$61.50	$61.50	$61.50	$61.50	$58.63	$—
Weighted-average ceiling price ($/Bbl)	$81.60	$81.60	$81.60	$81.60	$78.13	$—
Collar (natural gas)
Volume (Mcf)	3,051,421	2,530,000	2,086,650	7,668,071	1,768,896	766,566
Weighted-average floor price ($/Mcf)	$4.12	$4.25	$4.49	$4.27	$3.24	$3.68
Weighted-average ceiling price ($/Mcf)	$5.63	$5.90	$6.34	$5.91	$4.89	$5.45
Swaps (natural gas)
Volume (Mcf)	1,058,940	950,382	297,036	2,306,358	—	—
Weighted-average price ($/Mcf)	$3.25	$3.25	$3.25	$3.25	$—	$—

Granite Ridge Resources Inc.
Supplemental Non-GAAP Financial Measures
The Company reports its financial results in accordance with the GAAP. However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income to Adjusted EBITDAX
Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.
The Company defines adjusted EBITDAX as net income, before (1) exploration and abandonments, (2) depletion and accretion expense, (3) (gain) loss on derivatives – commodity derivatives, (4) net cash payments on derivatives, (5) gain on disposal of oil and natural gas properties, (6) interest expense (7) gain on derivatives – common stock warrants (8) non-cash stock-based compensation and (8) income tax expense. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income to adjusted EBITDAX for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2023	2022
Net income	$36,866	$32,444
Interest expense	339	525
Income tax expense	10,786	—
Depletion and accretion expense	33,852	16,125
Non-cash stock-based compensation	1,059	—
(Gain) loss on derivatives - commodity derivatives	(13,323)	28,395
Net cash receipts from (payments on) commodity derivatives	6,386	(7,775)
Gain on derivatives - common stock warrants	(5,278)	—
Adjusted EBITDAX	$70,687	$69,714
Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes and to Free Cash Flow
The Company provides Operating Cash Flow (“OCF”) before working capital changes, which is a non-GAAP financial measure. OCF before working capital changes represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes OCF before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends. Additionally, the Company provides free cash flow, which is a non-GAAP financial measure. Free cash flow is cash flow from operating activities before changes in working capital in excess of exploration and development costs incurred. The Company believes that free cash flow is useful to investors as it provides measures to compare cash from operating activities and exploration and development costs across periods on a consistent basis.
These non-GAAP measures should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as indicators of operating performance.
The following tables provide a reconciliation from the GAAP measure of net cash provided by operating activities to OCF before working capital changes and to free cash flow:

	Three Months Ended March 31,
(in thousands)	2023	2022
Net cash provided by operating activities	$81,474	$56,064
Changes in cash due to changes in operating assets and liabilities:
Revenue receivable	(6,433)	14,019
Accrued expenses	(4,609)	(670)
Prepaid and other expenses	(65)	(53)
Other payable	(815)	(161)
Total working capital changes	(11,922)	13,135
Operating cash flow before working capital changes	69,552	69,199
Development costs	98,606	60,901
Free cash flow	$(29,054)	$8,298
Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings per Share
The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and special items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income to adjusted net income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended March 31,
(in thousands, except share data)	2023	2022
Net income	$36,866	$32,444
(Gain) loss on derivatives - commodity derivatives	(13,323)	28,395
Net cash receipts from (payments on) commodity derivatives	6,386	(7,775)
Gain on derivatives - common stock warrants	(5,278)	—
Tax impact on above adjustments (a)	2,773	—
Adjusted net income	$27,424	$53,064

Earnings per diluted share - as reported	$0.28	$0.24
(Gain) loss on derivatives - commodity derivatives	(0.10)	0.22
Net cash receipts from (payments on) commodity derivatives	0.05	(0.06)
Gain on derivatives - common stock warrants	(0.04)	—
Tax impact on above adjustments (a)	0.02	—
Adjusted earnings per diluted share	$0.21	$0.40
Adjusted earnings per share:
Basic earnings	$0.21	$0.40
Diluted earnings	$0.21	$0.40
(a) Estimated using statutory tax rate in effect for the period.